UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 14, 2010

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter

Delaware	0-5109	75-1225149
(State of Incorporation)	(Comission File Number)	(IRS Employer Identification No.)

905 E. Walnut, Garland, Texas		75040
(Address of Principal Executive Office)		(Zip Code)

Registrant’s Telephone Number, including Area Code		(972) 272-3571

 N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board of directors elected Mr. Richard K. Hoesterey, 68, as a director to the board.

Mr. Hoesterey is an experienced C-level executive with over 35 years in general management and manufacturing operations management in a variety of industries including high tech electronics, industrial products, and power regulation.  He retired in 2009 after 10 years as CEO & President of Components Corporation of America.  Mr. Hoesterey founded R.K. Hoesterey & Associates to continue applying his expertise enhancing business performance and mentoring senior executives of client companies. Additionally his management experience includes roles as officer and board member of private and public companies and is a member of the National Association of Corporate Directors (NACD).  Mr. Hoesterey earned a B.B.A. in Industrial Management and also achieved lifetime certification (CPIM) from the American Production & Inventory Control Society.

Mr. Mark King, Chairman and CEO of Micropac stated: “We are very excited and privileged to have Mr. Hoesterey join our board. His experience and business knowledge will serve Micropac well.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPAC INDUSTRIES, INC.
(Registrant)
Dated 10/14/2010	By:	/s/ Mark W. King
(Signature)
Mark W. King
Chief Executive Officer